SubItem 77 Q1
EXHIBITS

FEDERATED MUNICIPAL SECURITIES
INCOME TRUST
Amendment No 23
DECLARATION OF TRUST
As dated August 6 1990
	This Declaration of Trust
is amended as follows
	Strike the first paragraph
of Section 5 of Article III from
 the Declaration of Trust and
substitute in
its place the following
	"Section 5  Establishment
 and Designation of Series or Class
 Without limiting the authority of
the Trustees set forth in Article
 XII Section 8 inter alia to
establish and designate any
additional
Series or Class or to modify
the rights and preferences of
 any existing Series or Class
the Series
and Classes of the Trust are
 established and designated as
Federated California Municipal
Income Fund
Class A Shares
Class B Shares
Federated Michigan Intermediate
Municipal Trust
Class A Shares
Federated Municipal High Yield
Advantage Fund
Class A Shares
Class B Shares
Class C Shares
Class F Shares
Federated New York Municipal
Income Fund
Class A Shares
Class B Shares
Federated North Carolina
 Municipal Income Fund
Class A Shares
Federated Ohio Municipal
Income Fund
Class F Shares
Federated Pennsylvania
Municipal Income Fund
Class A Shares
Class B Shares
Federated Vermont Municipal
Income Fund
Class A Shares"

	The undersigned hereby
certify that the above stated
Amendment is a true and correct
Amendment to the Declaration of
 Trust as adopted by the Board
of Trustees at a meeting on the
18th day
of May 2006


	WITNESS the due execution
hereof this 18th day of May 2006

s John F Donahue
s Peter E Madden
John F Donahue
Peter E Madden

s Thomas G Bigley
s Charles F Mansfield Jr
Thomas G Bigley
Charles F Mansfield Jr

s John T Conroy Jr
s John E Murray Jr
John T Conroy Jr
John E Murray Jr

s Nicholas P Constantakis
s Marjorie P Smuts
Nicholas P Constantakis
Marjorie P Smuts

s John F Cunningham
s John S Walsh
John F Cunningham
John S Walsh

s J Christopher Donahue
s James F Will
J Christopher Donahue
James F Will

s Lawrence D Ellis MD
Lawrence D Ellis MD







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